Exhibit 1.01

CalAmp Corp.
Conflict Minerals Report
For the Calendar Year Ended December 31, 2016

1. Introduction

This Conflict Minerals Report (“Report”) of CalAmp Corp. (“CalAmp,” the “Company,” “we,” “us,” or “our”) for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). A number of terms used in this Report are defined in the Rule and Form SD, and to the extent that a term is not defined in this Report, the reader should review those sources for such definitions.

Pursuant to the Rule, we undertook due diligence measures on the source and chain of custody of the necessary conflict minerals (defined as “3TG” below) contained in our products that we had reason to believe may have originated in the Democratic Republic of the Congo (“DRC”) or the adjoining countries (collectively with the DRC, the “Covered Countries”), and may not have come from recycled or scrap sources, to determine whether such products were conflict free. We use the term “conflict free” in this Report to refer to suppliers, supply chains, smelters, and refiners whose source of conflict minerals did not, or do not, directly or indirectly finance or benefit armed groups in the Covered Countries. “Conflict minerals” consist of cassiterite, columbite-tantalite, wolframite, their derivatives tin, tantalum and tungsten, and gold (collectively, “3TG”).

CalAmp is a provider of Internet of Things (“IoT”) enablement solutions for a broad array of mobile and fixed applications serving multiple vertical markets worldwide. Our business was organized into two segments during fiscal 2017 - Wireless DataCom, comprising all of our current operations, and Satellite, a legacy business that we brought to a close effective August 31, 2016. Since September 1, 2016, our business operates under a single segment – Wireless DataCom. Our Wireless DataCom segment offers solutions for Mobile Resource Management (“MRM”) and applications for the broader IoT market, enabling customers to optimize their operations by collecting, monitoring, and efficiently reporting business-critical data and desired intelligence from high-value remote and mobile assets.

Our extensive portfolio of software applications, scalable cloud service enablement platforms, and intelligent communications device platforms streamline otherwise complex IoT deployments for our customers. We are focused on delivering software services and product solutions globally for Fortune 2000 global enterprise customers in the transportation, government, construction, automotive and energy vertical markets. In addition, we anticipate new opportunities and future growth in insurance and vehicle telematics, industrial machine telematics, as well as other emerging technology applications. Our portfolio of wireless communications products includes asset tracking devices, targeted telematics platforms, fixed and mobile wireless gateways, and full-featured, multi-mode wireless routers. All of the products listed above contain electronic assemblies that include printed circuit boards, integrated circuits, and solder.

In March, 2016, the Company acquired all outstanding common stock of LoJack Corporation (“LoJack”), a global leader in products and services for tracking and recovering cars, trucks and other valuable mobile assets. LoJack became a component of the Company’s Wireless DataCom business segment. We have included the products sold by LoJack in this Report.

The nature of the Company’s and LoJack’s technologies requires the usage of 3TG materials for primary functionality. Thus, 3TG materials may be considered necessary to the functionality or production of our products as described above.

A substantial portion of our products, components and subassemblies are currently procured from foreign suppliers. We are a downstream company and do not purchase 3TG materials directly from mines, smelters, or refiners and, as such, we must rely on our suppliers to provide information on the origin of the 3TG materials contained in the components and materials that they supply to us, including sources of 3TG materials supplied to them from their upstream suppliers.

We have taken the steps described below to comply with the Rule.

2. Due Diligence

Our due diligence measures have been designed to conform, in all material respects, to the five-step framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition (“OECD Guidance”) and the related supplements for 3TG.

a. OECD Guidance Step 1: Establish company management systems

●	We have adopted and communicated our conflict minerals policy both publicly and to relevant internal and external parties.
●	Our conflict mineral policy is available on our website at www.calamp.com/supply-chain. Our conflict minerals policy is not incorporated herein by reference.
●	Our cross-functional conflict minerals team is composed of representatives from supply chain management, legal and finance departments.
●	We have an existing grievance mechanism for reporting policy violations via our internal whistleblower hotline.
●	We have incorporated conflict minerals compliance provisions in our supplier agreements.

b. OECD Guidance Step 2: Identify and assess risk in supply chains

We leverage the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (the “CMRT”) to gather sourcing information on 3TG materials from our suppliers. We reviewed the supplier responses against criteria developed to determine which suppliers required further engagement and follow-up. These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the CMRT. For the 2016 reporting year, we surveyed our 1,209 direct suppliers using the CMRT. Of our 1,209 direct suppliers, we identified 334 suppliers of components and materials that contain 3TG materials. For the 2015 reporting year, the Company surveyed 341 direct suppliers and identified 6 suppliers of components and materials containing 3TG materials. This year-over-year increase is the result of the Company’s acquisition of LoJack.

CalAmp’s smelter due diligence process included the following:

●	For each smelter identified in CalAmp’s supply chain, CalAmp attempted direct engagement with the smelter to determine whether or not the smelter sources from the Covered Countries.

●	For smelters that declared directly (e.g., email correspondence, publicly available conflict minerals policy, or information available on their website) or through their relevant industry association that they did not source 3TG from Covered Countries, and were not recognized as conflict free by the CFSI’s Conflict-Free Smelter Program (“CFSP”), CalAmp reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration. The sources reviewed included:

●	Public internet searches (using Google.com) of such facilities in combination with each of the Covered Countries;
●	Specific Non-governmental Organizations’ (“NGO”) publications. NGO publications reviewed included:
●	Enough Project;
●	Global Witness;
●	Southern Africa Resource Watch; and
●	Radio Okapi.
●	The most recent United Nations Group of Experts report on the DRC.
●	For smelters that did not respond to direct engagement, CalAmp reviewed publicly available sources to determine if there was any reason to believe that the smelter may have sourced from the Covered Countries during the reporting period. CalAmp reviewed the same sources set forth above to compare against smelter sourcing declarations.

For the 2016 reporting period, CalAmp’s smelter reasonable country of origin inquiry and due diligence process was executed by Claigan Environmental Inc. (“Claigan”).

CalAmp’s suppliers identified 316 smelters in their CMRT responses. CalAmp identified 38 smelters that source, or there is a reason to believe that they may source, from the Covered Countries. CalAmp determined that 34 of these 38 smelters have been audited and recognized as conflict free by the CFSP. As described below, CalAmp conducted additional risk mitigation, as described below, efforts with respect to the remaining four (4) smelters.

c. OECD Guidance Step 3: Design and implement a strategy to respond to identified risks

●	We report the results of our due diligence efforts on a periodic basis to senior management of the Company.
●	As part of our risk mitigation process, for those suppliers who either do not have their own conflict minerals policy, provided incomplete or inaccurate information, or did not respond in a timely fashion or at all, we reviewed and considered: (i) whether or not to continue procurement; (ii) alternative sources of supply; and/or (iii) disengagement.

●	For high risk smelters (smelters that are sourcing from, or there is reason to believe they may be sourcing from, the Covered Countries), CalAmp requires that the smelter be audited and recognized as conflict free by the CFSP.

●	For high risk smelters that have not been audited and recognized as conflict free by the CFSP, CalAmp communicates the risk posted by such smelters to a designated member of senior management (OECD Guidance Step 3A) and conducts risk mitigation on the smelter according to OECD Guidance Step 3B.

●	CalAmp took steps to mitigate risk for 4 smelters that were not recognized as conflict free by the CFSP. CalAmp’s risk mitigation process included the following: -
●	Additional due diligence to determine if there was any reason to believe the smelter directly or indirectly financed or benefited armed groups in the Covered Countries;
●	Verifying with internal stakeholders and relevant suppliers whether 3TGs from the specific smelter were actually in CalAmp’s supply chain in the 2016 reporting period; and
●	Direct engagement with the high risk smelter to verify risk and to encourage the smelter to become conflict free.

d. OECD Guidance Step 4: Carry out independent third-party audit of supply chain due diligence

●	As discussed above, we do not have direct relationships with smelters or refiners, and we do not perform direct audits of these entities’ supply chains of conflict minerals. However, we rely on the Conflict-Free Smelter Program (“CFSP”) to oversee and coordinate third-party audits of these facilities.

●	We also rely on the publicly-available audit results of the CFSP third-party audits to validate the sourcing practices of processing facilities in our supply chain.

e. OECD Guidance Step 5: Report on supply chain due diligence

We have previously and will continue to file a Form SD and Conflict Minerals Report with the SEC on an annual basis, as required. Our Form SD and Conflict Minerals Report are also available on our website at the Investors tab at www.calamp.com/supply-chain.

3. Results of our due diligence

a. We received responses from 53% of our 1,209 suppliers surveyed. While the response rate of our suppliers decreased (from 57% in 2015 to 53% for 2016) for fiscal year 2016, the number of suppliers we surveyed increased considerably (from 341 in 2015 to 1,209 in 2016) for fiscal year 2016. This year-over-year increase is the result of the Company’s acquisition of LoJack.

b. As a downstream company operating several steps removed from 3TG mining operations, smelters or refiners, we must rely on our suppliers to provide information regarding the source and presence of 3TG in our products. This information may be inaccurate or incomplete. Therefore, at this time, based on the due diligence described in this Report, we could not rule out the possibility that the 3TG materials in our products may have originated in the Covered Countries or may have not come from recycled or scrap sources.

c. Based upon responses to our CMRT, the smelters and refiners identified through our due diligence process are listed in Appendix A.

4. Improvement Plan Initiatives

We continue to refine and improve our processes in an effort to:

a. Expand procurement processes for capturing 3TG information at the product level;

b. Enhance data gathering and quality to further mitigate risk that any 3TG contained in our products benefit armed groups in the Covered Countries;

c. Engage with our suppliers and direct them to resources in an attempt to increase the response rate and improve the content of our suppliers’ survey responses;

d. Persuade any of our suppliers found to be supplying us with 3TG materials from sources that support conflict in the Covered Countries to establish an alternative source of 3TG materials that does not support such conflict; and

e. Ensure our Conflict Minerals Policy is incorporated into relevant contracts.

Appendix A

List of Smelters and Refiners

Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux S.A.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	DODUCO GmbH
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.
Gold	Elemetal Refining, LLC
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.
Gold	Geib Refining Corporation
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Gujarat Gold Centre
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Henan Yuguang Gold & Lead Co., Ltd.
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hwasung CJ Co., Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedź Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd

Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery
Gold	PAMP S.A.
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox S.A.
Gold	Rand Refinery (Pty) Ltd.
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Remondis Argentia B.V.
Gold	Republic Metals Corporation
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Samduck Precious Metals
Gold	SAMWON Metals Corp.
Gold	SAXONIA Edelmetalle GmbH
Gold	Schone Edelmetaal B.V.
Gold	SEMPSA Joyería Platería S.A.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A

Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tony Goetz NV
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Universal Precious Metals Refining Zambia
Gold	Valcambi S.A.
Gold	Western Australian Mint trading as The Perth Mint
Gold	WIELAND Edelmetalle GmbH
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongkuang Gold Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co., Ltd. Gold Refinery
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	D Block Metals, LLC
Tantalum	Duoluoshan
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck GmbH Laufenburg
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	KEMET Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd.
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining & Smelting
Tantalum	Molycorp Silmet A.S.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Plansee SE Liezen
Tantalum	Plansee SE Reutte
Tantalum	Power Resources Ltd.
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	RFH Tantalum Smeltry Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemicals
Tantalum	Telex Metals
Tantalum	Tranzact, Inc.
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	Zhuzhou Cemented Carbide
Tin	Alpha
Tin	An Thai Minerals Co., Ltd.
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co., Ltd.
Tin	Cooperativa Metalurgica de Rondônia Ltda.
Tin	CV Ayi Jaya
Tin	CV Dua Sekawan
Tin	CV Gita Pesona
Tin	CV Serumpun Sebalai
Tin	CV Tiga Sekawan
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Dowa

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Elmet S.L.U.
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Fenix Metals
Tin	Gejiu Jinye Mineral Company
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Metallo-Chimique N.V.
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Prima Tin
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Inti Stania Prima
Tin	PT Justindo
Tin	PT Karimun Mining

Tin	PT Kijang Jaya Mandiri
Tin	PT Mitra Stania Prima
Tin	PT O.M. Indonesia
Tin	PT Panca Mega Persada
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tommy Utama
Tin	PT Wahana Perkit Jaya
Tin	Resind Indústria e Comércio Ltda.
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Super Ligas
Tin	Thaisarco
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Xianghualing Tin Industry Co., Ltd.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	ACL Metais Eireli
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	H.C. Starck Smelting GmbH & Co.KG

Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Moliren Ltd
Tungsten	Niagara Refining LLC
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Unecha Refractory Metals Plant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Woltech Korea Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.